UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d)
 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2016

CHERRY HILL MORTGAGE INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number: 001-36099

Delaware	461315605
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

301 Harper Drive, Suite 110
Moorestown, NJ 08057
(Address of principal executive offices, including zip code)

877.870.7005
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The common stock, par value $0.01 per share, of Cherry Hill Mortgage Investment Corporation (the “Company”) is listed on the New York Stock Exchange (the “NYSE”).  On September 21, 2016, the Company filed an interim written affirmation with the NYSE notifying the NYSE that the Company was not in compliance with Sections 303A.01 and 303A.07 of the Listed Company Manual because (i) independent directors did not constitute a majority of the Company’s board of directors (the “Board”) and (ii) the Audit Committee of the Board consisted of only two members. In both cases, the non-compliance was the result of the resignation of Mr. Jonathan Kislak from the Board and all committees thereof, as described below. Mr. Murin, a member of the Board and the Audit Committee, has agreed to act as interim audit committee financial expert. The Board intends to appoint a third independent director with accounting or related financial management expertise to the Board and the Audit Committee as soon as practicable.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2016, Mr. Jonathan Kislak, a member of the Board, resigned from the Board and all committees thereof, effective immediately. Mr. Kislak was a member and Chairman of the Audit Committee as well as a member of the Nominating and Corporate Governance Committee and the Compensation Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CHERRY HILL MORTGAGE INVESTMENT CORPORATION

Date: September 23, 2016	By:	/s/ Martin Levine
	Name:	Martin Levine
	Title	Chief Financial Officer